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Accountant's Consent

American Growth Fund, Inc.

We hereby consent to your inclusion in Post-Effective Amendment No. 50 to your Registration Statement, (File No. 2-14543) of our opinion dated August 18, 1995, covering financial statements of American Growth Fund, Inc. for the year ended July 31, 1995, which statements are incorporated by reference.


/s/ Smith, Brock & Gwinn

Denver Colorado
December 28, 1995